Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38864) pertaining to the Nabi 2000 Employee Stock Purchase Plan of our report dated March 25, 2003, with respect to the financial statements of the Nabi 2000 Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period from May 26, 2000 (inception) to December 31, 2000.

/s/ Ernst & Young LLP

Fort Lauderdale, Florida
May 2, 2003